Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chindex International, Inc.

Bethesda, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-150880) and Form S-8 (Nos. 333-43946, 333-128754, 333-146088, 333-173003 and 333-181809) of Chindex International, Inc. of our reports dated March 15, 2013, relating to the consolidated financial statements and schedule, and the effectiveness of Chindex International, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Bethesda, Maryland

March 15, 2013